UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2016

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue
Chicago, Illinois, 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On March 2, 2016, Tribune Publishing Company (the “Company”) issued a press release announcing its preliminary financial results for the quarter ended December 27, 2015 and other financial information.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Denise Warren, who was serving as President of Digital, Chief Executive Officer of East Coast Publishing and an Executive Vice President, and Howard Greenberg, who was serving as Publisher and Chief Executive Officer of Sun-Sentinel Company, LLC, have departed the Company, effective as of March 1, 2016.

Timothy E. Ryan, who was serving as Chief Executive Officer, California News Group, has taken the position of President, Tribune Publishing Company, LLC, effective as of March 1, 2016.  Tony Hunter, who was serving as Publisher and Chief Executive Officer of Chicago Tribune Company, LLC, has taken the position of President of National Revenue and Strategic Initiatives, effective as of March 1, 2016.

Item 9.01.          Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.         Description

     99.1                 Press release dated March 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date:	March 2, 2016	By: /s/ Sandra J. Martin
		Name:	Sandra J. Martin
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 2, 2016